LEASE


     THIS AGREEMENT made this 30th day of June, 1998, by and between ROGER D. PANNIER and PAMELA S. PANNIER, husband and wife, hereinafter called the "Lessor," and SCHOOL SPECIALTY, INC., a Delaware Corporation, hereinafter called the "Lessee."

     1. LEASED PREMISES. Lessor, in consideration of the covenants of the said Lessee hereinafter set forth does by these presence lease to the said Lessee the following described property situated in Fremont, Dodge
County, Nebraska, to-wit:

     A parcel of land in the West Half of the East Half and in the East Half of the West Half, of Section
     15, Township 17 North, Range 8 East of the 6th
     P.M., in Dodge County, Nebraska, bounded and described as follows: Commencing at a point on the West margin of the Airport Road 1314.4 feet
     North of the North margin of Linden Avenue and 80 feet West of the Burlington Railroad right of way;
     thence Northerly along the West margin of Airport
     Road a distance of 445.6 feet; thence Westerly parallel with the North margin of Linden Avenue a distance of 600 feet; thence Southerly parallel with the West margin of Airport Road a distance of
     445.6 feet; thence Easterly parallel with the North margin of Linden Avenue 600 feet to the point of beginning, containing 6 acres, more or less, subject to Airport Road right-of-way and together with any lands owned by grantors on the West to the land herein described.

     2. IMPROVEMENTS. The leased premises have been improved with a building with related fixtures which are included in this lease as a part of the demised premises.

     3. LEASE TERM. The initial lease term shall be for a period of five (5) years commencing on the 1st day of July, 1998, and ending on the 30th day of June, 2003. Lessee is granted the option at the expiration of the original five (5) year term to continue the lease for an additional five (5) year term. Lessee shall notify Lessor in writing of its intent to exercise this option at least one 180 days prior to the conclusion of the initial term. The rent for the first extension of the lease will be determined in accordance with Paragraph 4 of this lease.

     4. RENT. In consideration of the leasing of the aforedescribed property, Lessee hereby agrees to pay
Lessor as rent for said premises the following:

          Initially the monthly rental for the premises will be $14,700.00, payable in advance on the first day of each month throughout the term of the lease. The monthly rental shall be subject to adjustment each year on July 1st during the term of the lease, by that percentage, up or down, by which the Consumer Price Index published by the bureau of Labor Statistics of the United States
     Department of labor changes from the index on the preceding April 30th. The consumer Price Index used for the calculation of this adjustment shall be the index from the City that is the closet geographically to Fremont, Nebraska and which publishes the index on a monthly basis. If publication of the Consumer Price Index shall be discontinued, the parties shall accept comparable statistics on the cost of living for the State of Nebraska, or if there be none, for the City of Omaha, as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties, or if the parties cannot agree upon a selection, by arbitration.
     The monthly rental shall be adjusted by a sum equal to the change in the consumer Price Index during the twelve (12) month period immediately preceding each April 30th.

     5. LESSEE'S ACCEPTANCE OF PROPERTY. At the commencement of the lease term, Lessee shall accept the building, improvements, and any equipment on or in the leased premises in their existing condition. No representations, statement, warranties, expressed or implied, has been made by or on behalf of the Lessor as to such condition, or as to the use that may be made of such property except as may be contained in this lease.
In no event shall the Lessor be liable for any defect in such property or for any limitations on its use except as may be contained in this lease. The leased premises are presently zoned industrial pursuant to the zoning laws of the City of Fremont, Dodge County, Nebraska. The zoning on the property presently permits the operation of a printing and publishing plant and all business associated therewith.

     6.   ENVIRONMENTAL WARRANTIES, REPRESENTATIONS & AGREEMENTS.

          a.   Definitions.  The following terms shall
               have the following meanings for purposes of this Paragraph 6.

               i.   "Costs" shall mean all of the
                    following:

                    (1)  All costs ("Remedial Costs"),
                    including, but not limited to,
                    capital, operating, and maintenance
                    costs, incurred in connection with
                    the Remediations of the Property,
                    whether or not such Remediation is
                    voluntary, or in connection with
                    the Remediation of any adjoining or
                    neighboring property for which
                    Lessee is alleged or found to be
                    responsible.  "Remedial Costs"
                    shall include but not be limited to
                    remedial costs as defined in 42
                    U.S.C. 9601(24), removal costs as
                    defined in 42 U.S.C. 9601(25) and
                    costs of repair of natural resource
                    damage.

                    (2)  All costs arising out of
                    claims made by any governmental
                    authority based on or relating to
                    an alleged Environmental Condition,
                    including Remedial Costs.

                    (3)  All costs arising out of
                    claims made by private parties,
                    including, but not limited to,
                    Remedial Costs, claims for
                    reimbursement or contribution under
                    CERCLA (as defined in section 1(c)
                    hereof), or otherwise, claims for
                    injury to person and claims for
                    injury to property.

                    (4)  All attorneys' fees and costs
                    relating to any of the foregoing.

               ii.  "Environmental Condition" shall
                    mean with respect to any property
                    any condition that violates or
                    fails to comply with any
                    Environmental Laws or any condition
                    requiring Remediation under
                    Environmental Laws, including, but
                    not limited to, all such
                    conditions that exist on such property,
                    whether or not now known or
                    knowable and whether or not
                    currently foreseen by the parties
                    hereto.  Without limitation of the
                    generality of the foregoing,
                    "Environmental Condition" shall
                    include the presence of any
                    Hazardous Substance and shall
                    include all of the conditions
                    described or referred to in the
                    attached Exhibit B or in the
                    reports and other documents listed
                    in the attached Exhibit B.

               iii. "Environmental Laws" shall mean all
                    federal, estate, and local laws,
                    including statutes, regulations,
                    ordinances, codes, rules, and other
                    governmental restrictions and
                    requirements, relating to the
                    discharge of air pollutants, water
                    pollutants, or process waste water
                    or otherwise relating to pollution,
                    protection of the environment, or
                    human health or other related
                    matters (including any matters
                    relating to emission, discharge,
                    release, threatened release,
                    generation, possession, or
                    existence of hazardous or toxic
                    substances, materials, or wastes),
                    including, but not limited to, the
                    Federal Solid Waste Disposal Act,
                    the Federal Clean Air Act, the
                    Federal Clean Water Act, the
                    Federal Resource Conservation and
                    Recovery Act of 1976, and the
                    Federal Comprehensive Environmental
                    Response, compensation, and
                    Liability Act of 1980 ("CERCLA"),
                    regulations of the Environmental
                    Protection Agency, regulations of
                    the Nuclear Regulatory Agency, and
                    regulations of any state department
                    of natural resources or state
                    environmental protection agency,
                    now or at any time hereafter in
                    effect, as any of the foregoing may
                    be amended from time to time.

               iv.  "Environmental Permits" shall mean
                    all permits, licenses,
                    authorizations, registrations, and
                    other governmental consents
                    required under applicable
                    Environmental laws relating to the
                    use, storage, treatment,
                    Remediation, and disposal of
                    Hazardous

                    Substances or otherwise
                    relating to or necessary for
                    compliance with Environmental Laws.

               v.   "Hazardous Substance" shall mean
                    any substance, including, but not
                    limited to, petroleum products and
                    by-products, that is defined as a
                    hazardous or toxic substance or
                    hazardous or toxic waste under one
                    or more Environmental Laws or any
                    substance the generation,
                    possession, or existing of which is
                    prohibited or governed by one or
                    more Environmental Laws.

               vi.  "Remediation" shall mean
                    investigation or monitoring of site
                    conditions, cleanup, containment,
                    removal, or remediation of
                    Hazardous Substances, repair of
                    natural resource damage, and other
                    action to correct, remediate, or
                    terminate any Environmental
                    Condition.

          b.   Warranty Relating to the Property.
               Lessor warrants that (a) no
               Environmental Condition exists on or
               with respect to the Property will cause
               an Environmental Condition to exist on
               or with respect to the Property as a
               result of spreading, migration, seepage, or otherwise, and (b no underground storage tanks are now located on the Property.

          c.   Warranty and Agreement Relating to
               Lessor's Environmental Compliance.
               Lessor warrants and agrees that (a)
               Lessor is in compliance with all
               applicable Environmental laws with
               respect to the Lessor Property, the
               Property and Lessor's or prior tenant of the Lessor's operations on the Property,
               (b) Lessor has obtained and is in
               compliance with all Environmental
               Permits required to be obtained or
               complied with by Lessor as of the date
               hereof, and Lessor has or will obtain
               and comply with all Environmental
               Permits required to be obtained or
               complied with by Lessor in the future,
               and (c) all such Environmental Permits
               (other than those to be obtained in the
               future) are in full force and effect and lessor has made all appropriate filings for issuance or renewal of such Environmental Permits.

          d.   Release.  Lessor releases Lessee,
               Lessee's directors, officers,
               shareholders, employees, parent
               corporation, subsidiaries, and agents,
               and the successors and assigns of any of the foregoing, against any and all claims (including, but not limited to, third party claims for personal injury or injury to property), actions, administrative proceedings (including informal proceedings), judgment, damages, punitive damages, penalties, fines, costs, liabilities (including sums reasonably paid in settlement of claims and including attorneys' fees and expenses), interest, losses, consultant fees, and expert fees arising from or relating to any Environmental Condition on the Property, which existed as of the commencement of the term of this Lease including, but not limited to, all claims for reimbursement or contribution under CERCLA.

          e. Indemnification. Lessor indemnifies and holds harmless Lessee, Lessee's directors, officers, shareholders, employees, parent corporation, subsidiaries, and agents, mortgagees of the Property, and successors and assigns of any of the foregoing, against any and all claims (including, but not limited to, property), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums reasonably paid in settlements of claims and including attorneys' fees and expenses), interest, losses, consultant fees and expert fees arising from or relating to (a) the failure of any warranty or representation of Lessor herein to be true, correct, and complete, (b) the failure of Lessor to comply with Lessor's agreements in this section, or (c) any Environmental
               Condition on the Property or the Lessor
               Property, in the case of each of the
               foregoing, including but not limited to
               all Costs.

          f. Notice. Each of Lessor and Lessee agree to promptly provide to the other party copies of any notices, demands, claims, inquiries, or any other correspondence received form any governmental entity or private party relating to or alleging any Environmental Condition on the
               Property or on the Lessor Property.

          g.   Survival of Obligations.  Lessor's
               warranties, representations, and
               obligations under this Paragraph 6 shall survive termination of the term of the lease.

          h.   Attorneys' Fees.  Lessor shall pay all
               attorneys' fees and costs incurred by
               Lessee in any action based on this
               Paragraph 6.

     7. ALTERATIONS. The Lessee shall not have the right, to make any alterations or improvements to the building on the leased property that exceed $10,000.00, unless prior to commencement of any such alterations or improvements, the Lessee shall have procured the written consent of the Lessor. If consent is given:

     (A) No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the manufactural building on the leased property.

     (B) All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with the Building and Zoning laws, and with all other laws, ordinances, orders, rules, regulations and requirements of all Federal, State and Municipal Governments, and appropriate departments, commissions, boards and officers thereof.

     (C) Any alteration, addition, or improvements made by the Lessee shall remain the property of the Lessor. In addition, in the event Lessee fails to obtain the prior written permission prior to the commencement of any alterations, additions, improvements or changes in the premises, such alterations, additions or improvements shall become the property of the Lessor and shall remain on the premises at the termination of Lessee's tenancy.

     8. USE OF LEASED PREMISES. The Lessee may use and occupy the leased premises for the purpose of a printing and publishing plant and all business associated therewith.

The Lessee shall be entitled to use the premises for purposes related to printing and publishing operations and for any other lawful purpose provided if same does not increase the casualty risk and cost of insurance to the facility. Further, the Lessee shall not use nor allow, nor permit the use of said premises for any unlawful, immoral, or objectional purposes; nor permit anything to be done which will create a fire hazard or nuisance; and comply with all applicable laws, regulations, and directions of governmental authorities. Lessee shall not permit anything to be done in or on the leased property which will in any way violate any governmental laws or regulations.

     9. UTILITIES AND SERVICES. Lessor shall not be required to furnish Lessee any utilities or services.
Lessee shall be responsible for all gas, electricity, telephone, water, sewer and any other utilities as may be required by Lessee. Lessee shall keep said leased premises free and clear of any lien or encumbrance of any kind whatsoever created by lessee's negligent act or omission and shall indemnify the Lessor against any liability or damages on such account.

     10. TAXES. The Lessee shall be responsible for the real property taxes and assessments upon the leased property which are due and assessed during the lease term.

     11.  INSURANCE.

          A.   During the term, Lessee, at its own cost and expense, shall:

               (1)  Keep all buildings and improvements
          and equipment on, in or appurtenant to the demised premises at the commencement of the term and thereafter erected thereon or therein, insured against loss or damage by perils of fire, lightning, wind, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief in an amount sufficient to cover the cost of replacing the building(s) and improvements (without deduction for depreciation), exclusive of foundation supports below the surface of the ground, and the costs of excavation, underground pipes, flues, wiring, and drains.
          Such replacement value initially shall be determined to be $1,500,000.00 and shall be determined from time to time, hereafter, but not more frequently than once in any thirty-six (36) consecutive calendar months, at the request of Lessor, by one of the insurers or, at the option of Lessor, by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Lessor and Lessee.

               (2)  Provide and keep in force
          comprehensive general public liability
          insurance against claims for personal injury, death or property damage occurring on, in or about the demised premises or the adjoining, property and passageways. not less than single limit coverage in the amount of $5,000,000.00.

               (3)  Provide and keep in force such
          other insurance and in such amounts as may from time to time be required by Lessor against such other insurable hazards as at the time are commonly insured against in the case of premises similarly situated.

          B.   All insurance provided by Lessee as
     required by Lessor shall be carried in favor of Lessor and Lessee, as their respective interest may appear, and any underlying Lessor, fee owner or affiliate corporation, trustee or mortgagee designed by lessor. If requested by Lessor, such insurance against fire or other casualty shall include the interest of the holder of any mortgage on the fee and shall provide that loss, if any, shall be payable to such holder under a standard mortgagee clause. Rent insurance and use and occupancy insurance may be carried in favor of Lessee but he proceeds thereof are hereby assigned to lessor to be held by Lessor as security for the payment of the rent and additional rent hereunder until restoration of the demised premises. All such insurance shall be taken in such responsible companies licensed to do business in the state in which the demised premises are located. All such policies shall be non-assessable and shall require thirty (30) days notice by registered mail to lessor of any cancellation thereof or change affecting Lessor's coverage thereunder.

          C.   Lessee shall procure policies for all
     such insurance for periods not less than one year and shall deliver to Lessor such policies or certificates thereof with evidence of the payment of premises thereon, and shall procure renewals thereof from time to time at least thirty (30) days before the expiration thereof.

          D.   Lessee and Lessor shall cooperate in
     connection with the collection of any insurance moneys that may be due in the event of loss, and Lessee shall execute and deliver to Lessor such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys. All insurance policies shall be written with insurance companies rated A+ or better by Best's Insurance Guide.

     12. INDEMNIFICATION. Lessee will indemnify and save Lessor harmless from and against any and all claims, actions, damages, liability expenses in connection with loss of life, personal injury, and/or damage to property, arising from any act or omission of Lessee, its agents, family, employees, occupants, servants, guests or licensees.

     13.  DUTIES OF LESSEE.  The Lessee shall
faithfully perform the following duties:

          (A)  The Lessee shall be responsible for all
     repairs, maintenance, and other upkeep on the building.

          (B)  Maintain the occupied and used premises
     in a clean and safe condition, and upon
     termination of the residency, place premises in at least as clean a condition, except for ordinary wear and tear, as when the residency commenced.

          (C)  Dispose from the facility all wastes,
     rubbish, garbage and manure in a clean and safe manner and in accordance with all governmental regulations.

          (D)  Remove the snow and ice from all public
     and private areas located on the premises and to keep all weeds, grass and other vegetation cut and trimmed on the premises.

          (E)  Conduct themselves and require other
     persons on the premises with its consent to conduct themselves in a manner that will not disturb the neighbors' peaceful enjoyment of their premises.

          (F)  Lessee, shall at all times during the
     term, and at its own cost and expense, keep and maintain in good order and condition the building and all improvements on the demised premises and their full equipment and appurtenances, and make all repairs thereto and any restorations, replacements and renewals thereof, structural and non-structural, seen and unforeseen, howsoever the necessity or desirability for repairs may occur and shall use all reasonable precaution to prevent waste, damage or injury, except normal and reasonable wear and tear.

     14. NON-COMPLIANCE BY LESSEE. In the event of the Lessee's non-compliance with any provision of this lease, the Lessor may give written notice to the Lessee specifying the acts and omissions constituting the breach and that the lease agreement will terminate on a date not less than thirty (30) days after receipt of the notice if the breach is not remedied in fourteen
(14) days and the rental agreement will then terminate as provided in that notice. In any event, the Lessor may terminate the lease agreement if rent is unpaid when due and the Lessee fails to pay rent within thirty
(30) days after written notice by the Lessor of non-payment and their intentions to terminate the lease agreement if the rent is not paid within that period of time.

     15. ENTRY TO PREMISES. The Lessor may enter onto the premises in order to inspect the premises, or exhibit the premises to prospective or actual purchasers, mortgagers, tenants, workmen, or contractors. Unless it is impractical to do so, the Lessor shall give the Lessee notice of its intent to enter and shall enter only at reasonable times.

     16. ASSIGNMENT AND SUBLETTING. The Lessee is permitted to assign this lease or any interest thereon or let or underlet the said premises, provided, however, that any assignment or sublet shall not release the liability of Lessee for the obligations due under this lease, further, any assignee shall also be made liable on this lease in addition and in conjunction with the obligation of Lessee. This lease shall be fully assignable by the Lessor or its assigns.

     17. DESTRUCTION OF PREMISES. In the case of damage by fire or other major casualty to the building on the leased property, without the fault of the Lessee, if the damage is so extensive as to destroy the usefulness of the premises for the purpose for which the premises were lease then, either party to this lease may terminate the lease within thirty (30) days notice of the event which caused the total destruction of the leased property. In the event the lease is canceled by either party, the rent shall be apportioned to the time of the damage. In all other cases where the leased property is damaged by fire or other major casualty without the fault of the Lessee, the Lessor shall have the option of repairing the damage and apportioning the rent until the damage has been repaired or to terminate the remaining part of the lease term.

     18. CONDEMNATION. If the whole or any part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease on the part so taken from the day the possession of that part shall be required for any public purpose, and the rent shall be paid up to that day, and if such portion of the demised premises is so taken as to destroy the usefulness of the premises for the purpose for which the premises were lease then, from that day the Lessee shall have the right either to terminate this lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of the Lessor whether such damages shall be awarded as compensation for reduction in value to the lease-hold or to the fee of the premises herein leased; provided, however, that the Lessor shall not be entitled to any portion of the award made to the Lessee.

     19.  ATTORNEY FEES.  In the event of any
litigation between the parties hereto arising out of this lease, or the leased premises, the prevailing party shall be allowed all reasonable attorney fees expended or incurred in such litigation to be recovered as part of the cost therein.

     20. FUTURE CONSTRUCTION. If during the term of this lease, Lessor and Lessee agree that Lessor shall construct and provide any additions to the building, Lessee agrees to pay Lessor an additional monthly rental in the sum of 1.25% of the total cost of the addition. This amount will be paid for the remaining of the lease and shall further be subject to the Consumer Price Index annual adjustment. Further, all other provisions of the lease will apply to the addition including but not limited to tax obligations, insurance obligations, repairs an maintenance obligations of Lessee.

     21. NOTICES. Any and all notices or demands required or permitted to be given hereunder shall be deemed to be properly service if sent by registered or certified mail, postage prepaid, addressed as follows:

     TO THE LESSOR:                Roger D. Pannier & Pamela S. Pannier
                                   1415 N. Bristolwood Drive
                                   Fremont, NE  68025

     TO THE LESSEE:                School Specialty, Inc.
                                   A Delaware Corporation
                                   Atten:  Daniel P. Spalding
                                   1000 N. Bluemound Drive
                                   P.O. Box 1579
                                   Appleton, WI  54913-1579

or at such other address or addresses as ether party may hereafter designate in writing to the other. Any notice of demand so mailed shall be effective for all purposes at the time of deposit thereof in the United
States mail.

     22. ENTIRE AGREEMENT. This agreement contains the entire agreement between the parties regarding the subject matter of this lease and can only be amended in writing between the parties hereto. No representations by Lessor or Lessee or their agents not included herein shall be binding on the parties.

     23. BINDING EFFECT. This agreement shall be binding upon the parties hereto, their heirs, legatees, personal representatives, successor and assigns.

     24. GOVERNING LAW. This lease shall be governed by and construed in accordance with the laws of the State of Nebraska.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this lease agreement on the year and date above written.

/s/ Roger D. Pannier           /s/ Pamela S. Pannier
------------------------       --------------------------
Roger D. Pannier, Lessor       Pamela S. Pannier, Lessor


                               School Specialty, Inc.
                               A Delaware Corporation, Lessee


                               BY: /s/ Donald J. Noskowiak
                                   --------------------------------------------
                                   Its Representative (Chief Financial Officer)